UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012

STARK BENEFICIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54731	27-5213322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o 330 Clematis Street, Suite 217, West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: (800) 341-2684

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 – Changes in Registrant’s Certifying Accountant

(a)    December 10, 2012, Michael F. Cronin, Certified Public Accountant (“Cronin”), resigned as our independent registered public accounting firm. Cronin issued a report on our consolidated financial statements for the fiscal years ended May 31, 2012 and May 31, 2011. Cronin’s report on our consolidated financial statements for these periods did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

Through the two most recent fiscal years and through the date of resignation of Cronin, we did not have any disagreements with Cronin on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Cronin’s satisfaction, would have caused them to make reference thereto in their reports on our financial statements.

We have provided Cronin with a copy of the disclosures in this Form 8-K prior to the filing of these disclosures and have requested that Cronin furnish a letter addressed to the Securities and Exchange Commission stating whether or not Cronin agrees with the statements made herein above and, if not, stating in which respects Cronin does not agree. Cronin’s letter is attached to this Form 8-K as Exhibit 16.1.

(b)    On December 10, 2012, with the approval of our board of directors, we retained Salberg & Company, P.A. (“Salberg”) to be our independent registered public accounting firm.

During the two most recent fiscal years and the interim period preceding the engagement of Salberg, we have not consulted Salberg regarding: (i) the application of accounting principles to any specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on our financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v)).

Item 9.01 Financial Statements and Exhibits.

16.1	Correspondence from Michael F. Cronin, Certified Public Accountant dated December 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2012

STARK BENEFICIAL, INC.

By:	/s/ Michael Anthony
Title:	Chief Executive Officer